                                                                EXHIBIT 99.3

      UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

        The following unaudited pro forma condensed combined financial information gives effect to the merger using the purchase method of accounting after giving effect to the pro forma adjustments described in the accompanying notes. The unaudited pro forma condensed combined financial information should be read in conjunction with the audited historical financial statements and related notes of Sonus and TTI which appear elsewhere in this proxy statement/prospectus.

        Pursuant to the terms of the merger agreement, a wholly-owned subsidiary of Sonus will merge with and into TTI and the shareholders of TTI will be entitled to receive up to an aggregate of 15,000,000 shares of Sonus common stock. Of these shares, 9,600,000 will be issued to the TTI shareholders on the closing date and an aggregate of up to 1,200,000 of escrowed shares that may be released to Sonus in satisfaction of indemnification claims that may be made by Sonus under the merger agreement. The remaining 4,200,000 shares will be held in escrow for release to the former TTI shareholders if certain agreed upon specified business expansion and product development performance milestones are achieved by TTI on or prior to specified dates prior to December 31, 2002.

        Sonus has also agreed under the merger agreement to make contingent awards of up to 3,000,000 shares of common stock to certain employees of TTI who will become employees of Sonus as a result of the merger under the Sonus 2000 Retention Plan. These awards will vest in equal installments on each of October 31, 2002, November 30, 2002, January 31, 2003 and February 28, 2003, if (1) the recipients do not voluntarily terminate employment with TTI or Sonus prior to such vesting dates, and (2) the business expansion and product development escrow release conditions are satisfied in whole or in part. The portion of the total number of shares of Sonus common stock awarded to each employee that will be deemed vested on each vesting date will not exceed the proportion of all of the shares escrowed in the merger subject to the satisfaction of the business expansion and product development escrow release conditions that have been released prior to such vesting date. Generally, any awards forfeited by employees who terminate employment with TTI, other than a termination by Sonus or TTI without cause, prior to the date on which they would otherwise vest, may be reallocated to remaining TTI employees, awarded to replacement hires or returned to Sonus as provided by the terms of this plan. The value of the 3,000,000 shares awarded under the retention plan is expected to be expensed ratably over the approximate two year vesting period based upon the closing price of Sonus common stock on the date the merger is consummated (estimated to be $40.88 per share in the unaudited pro forma condensed combined financial statements) as adjusted for the change in the fair value on the date the specific escrow release conditions are satisfied.

        The merger will be accounted for using the purchase method of accounting in accordance with Accounting Principles Board (APB) No. 16. Accordingly, the total purchase price will be allocated to the assets acquired and liabilities assumed based upon their estimated fair values. The purchase price will be determined by using the average market value of Sonus common stock for the period from two days before to two days after the announcement of the TTI merger ($41.61 per share) to value the 10,800,000 Sonus common shares deemed to be issued to the TTI shareholders at the closing date, comprised of the 9,600,000 shares issuable at the closing and the 1,200,000 indemnity escrowed shares, and adding the fair value of liabilities assumed and expenses of the merger. The estimate of the purchase price which has been used for the unaudited pro forma condensed combined financial information is as follows, in thousands:


Fair market value of shares to be issued..................  $450,000
Estimated liabilities to be assumed.......................    16,000
Estimated merger expenses.................................    11,000
                                                           -----------
                                                            $477,000
                                                           ===========

        The actual purchase price will be determined at closing and will reflect the actual closing balance sheet of TTI and in accordance with APB No. 16, with the assistance of valuation experts, the purchase price will be allocated to the tangible and intangible assets acquired based upon their fair values. Based upon preliminary appraisals, the purchase price allocation which has been used for the unaudited proforma condensed combined financial information is as follows, in thousands:


Tangible assets.........................................    $13,000
Intangible assets:
   Workforce............................................      2,700
   Developed technology.................................      8,400
   Customer list........................................     15,400
   In-process research and development..................     40,000
   Prepaid compensation related to unvested options.....     22,600
   Goodwill.............................................    374,900
                                                         -------------
                                                           $477,000
                                                         =============

        The final purchase price allocation will be determined in 2001, after the closing, and will reflect the final purchase price calculation and the final appraisals of the tangible and intangible assets acquired. In addition, to the extent that any of the 4,200,000 escrowed shares are released to the former TTI shareholders, the purchase price and goodwill will be increased by the value of such shares on the date the relevant escrow release condition is satisfied.

        Sonus has engaged third party appraisers to conduct a valuation of the intangible assets and to assist in the determination of useful lives for such assets. Based on the preliminary appraisal, $40,000,000 has been allocated to in-process research and development which will be expensed in the period the merger is consummated. The amounts allocated to developed technology, customer list, assembled workforce and goodwill will be amortized over their estimated useful lives of 3 to 4 years. Prepaid compensation was computed based on the intrinsic value of the unvested TTI options assumed by Sonus and will be expensed over the remaining vesting period of approximately 3 years.

        The valuation of in-process research and development was determined using the income method. Revenue and expense projections for the in-process development project were prepared by the management of Sonus through 2008 and the present value was computed using a discount rate of 22.5%. The in-process project is not expected to reach technological feasibility until the end of 2001, at an estimated cost to complete of approximately $5.0 million. In the event that the project is not completed and technological feasibility is not achieved, there is no alternative future use for the in-process technology. The assumptions used for the valuation of in-process research and development are the responsibility of management and are subject to change.

        The unaudited proforma condensed combined financial information does not purport to represent what the consolidated financial position or results of operations actually will be upon closing or at the beginning of the periods presented or to project the results of operations or financial position for any future period or at a future date. The unaudited pro forma financial information does not give effect to any cost savings and other synergies that may result from the merger. Sonus is developing plans for integration of TTI and has not determined if there will be any cost savings.

                       UNAUDITED PRO FORMA CONDENSED
                          COMBINED BALANCE SHEET
                         AS OF SEPTEMBER 30, 2000
                             (in thousands)


                                                       HISTORICAL
                                                  ----------------------                          Pro forma
                                                    Sonus          TTI          Adjustments        combined
                                                  ----------     -------       ------------      -----------
                                       ASSETS
CURRENT ASSETS:
   Cash and cash equivalents ....................   $152,685      $1,550          $(16,000)(G)     $138,235
   Accounts receivable, net of allowances .......      7,617       1,824                --            9,441
   Inventories ..................................     14,388       2,558                --           16,946
   Other current assets .........................      1,879       2,550                --            4,429
                                                  ----------     -------       ------------      ----------
        TOTAL CURRENT ASSETS                         176,569       8,482           (16,000)         169,051
Property and equipment, net .....................     10,703       3,338                --           14,041
Intangible assets ...............................         --          --           401,400 (E)      401,400
Other assets, net ...............................        911       1,004                --            1,915
                                                  ----------     -------       ------------      ----------
                                                    $188,183     $12,824          $385,400         $586,407
                                                  ==========     =======       ============      ==========

             LIABILITIES, REDEEMABLE COMMON STOCK AND SHAREHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
   Current portion of capital lease obligations .. $     --     $    310          $     --         $    310
   Note payable to bank ..........................       --        5,000            (5,000)(G)           --
   Accounts payable ..............................   11,800        1,350                --           13,150
   Accrued expenses ..............................   13,763        3,224                --           16,987
   Deferred revenue ..............................   12,264        4,438                --           16,702
                                                  ----------     -------       ------------      ----------
        TOTAL CURRENT LIABILITIES ................   37,827       14,322            (5,000)          47,149
Deferred income taxes ............................       --          629                --              629
Capital lease obligations, less current portion ..       --          930                --              930
Redeemable common stock ..........................       --       31,752           (31,752)(F)           --

STOCKHOLDERS' EQUITY (DEFICIT):
   Common stock ..................................      184            1                (1)(F)          195
                                                                                        11 (F)
   Capital in excess of par value ................  268,165        7,742            (7,742)(F)      718,097
                                                                                   449,932 (F)
   Accumulated deficit ........................... (77,688)     (35,204)            35,204 (F)     (117,688)
                                                                                   (40,000)(E)
   Stock subscriptions receivable ................     (346)          --                --             (346)
   Deferred compensation .........................  (39,894)      (7,348)            7,348 (F)      (62,494)
                                                                                   (22,600)(E)
   Treasury stock ................................      (65)          --                --              (65)
                                                  ----------     -------       ------------      ----------
        Total stockholders' equity (deficit) ..... 150,356      (34,809)           422,152          537,699
                                                  ----------     -------       ------------      ----------
                                                   $188,183      $12,824          $385,400         $586,407
                                                  ==========     =======       ============      ==========


    See notes to unaudited pro forma condensed combined financial information.

                         UNAUDITED PRO FORMA CONDENSED
                        COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                      (in thousands, except per share data)


                                                       HISTORICAL
                                                  ----------------------                          Pro forma
                                                    Sonus          TTI          Adjustments       combined
                                                  ----------     -------       ------------      ----------

REVENUES ...................................      $     --     $ 19,332       $       --        $  19,332
Manufacturing, product and service costs ...         1,861       11,637               --           13,498
                                                  ----------     -------       ------------      ----------
GROSS PROFIT (LOSS) ........................        (1,861)       7,695               --            5,834

OPERATING EXPENSES:
   Research and development ................         10,780        7,486               --           18,266
   Sales and marketing .....................          5,606        3,287               --            8,893
   General and administrative ..............          1,723        1,960               --            3,683
   Amortization of intangibles .............             --           --          102,558 (A)      102,558
   Stock-based compensation ................          4,404           --           68,216 (B)       72,620
                                                  ----------     -------       ------------      ----------
      Total operating expenses .............         22,513       12,733          170,774          206,020
                                                  ----------     -------       ------------      ----------
LOSS FROM OPERATIONS .......................        (24,374)      (5,038)        (170,774)        (200,186)
Sale of product line .......................             --        5,500               --            5,500
Other income (expense), net ................            487          741               --            1,228
                                                  ----------     -------       ------------      ----------
INCOME (LOSS) BEFORE INCOME TAXES ..........        (23,887)       1,203         (170,774)(D)     (193,458)
Provision for income taxes .................             --          336             (336)              --
                                                  ----------     -------       ------------      ----------
NET INCOME (LOSS) ..........................        (23,887)         867         (170,438)        (193,458)
Beneficial conversion feature of Series C
  preferred stock ..........................         (2,500)          --               --           (2,500)
                                                  ----------     -------       ------------      ----------
NET INCOME (LOSS) APPLICABLE TO COMMON
  STOCKHOLDERS .............................       $(26,387)    $    867       $ (170,438)       $(195,958)
                                                  ==========     =======       ============      ===========
NET INCOME (LOSS) PER SHARE:
   Basic and diluted .......................       $  (1.84)    $   0.01                         $   (7.80)
                                                  ==========    ========                         ==========
   Pro forma basic and diluted                     $  (0.25)    $   0.01                         $   (1.81)
                                                  ==========    ========                         ==========
SHARES USED IN COMPUTING NET LOSS PER SHARE:
   Basic and diluted .......................         14,324      100,000           10,800           25,124
                                                  ==========    ========           ======        ==========
   Pro forma basic and diluted                       96,188      100,000           10,800          106,988
                                                  ==========    ========           ======        ==========


   See notes to unaudited pro forma condensed combined financial information.

                         UNAUDITED PRO FORMA CONDENSED
                       COMBINED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
                     (in thousands, except per share data)


                                                       HISTORICAL
                                                  ----------------------                          Pro forma
                                                    Sonus          TTI          Adjustments       combined
                                                  ----------     -------       ------------      ----------
REVENUES                                          $  23,171     $ 19,968       $       --        $   43,139
Manufacturing, product and service costs             14,846       10,324               --            25,170
                                                  ----------     -------       ------------      ----------
GROSS PROFIT                                          8,325        9,644               --            17,969

OPERATING EXPENSES:
   Research and development                          18,231        8,523               --            26,754
   Sales and marketing                               13,576        3,113               --            16,689
   General and administrative                         3,750        2,289             (150)(C)         5,889
   Amortization of intangibles                           --           --           76,919 (A)        76,919
   Stock-based compensation                          20,347          394           51,162 (B)        71,903
                                                  ----------     -------       ------------      ----------
     Total operating expenses                        55,904       14,319          127,931           198,154
                                                  ----------     -------       ------------      ----------
LOSS FROM OPERATIONS                                (47,579)      (4,675)        (127,931)         (180,185)
Other income (expense)                                3,813         (189)              --             3,624
                                                  ----------     -------       ------------      ----------
NET LOSS                                          $ (43,766)    $ (4,864)      $ (127,931)       $ (176,561)
                                                  ==========     =======       ============      ==========

NET LOSS PER SHARE:
   Basic and diluted                              $   (0.57)    $  (0.05)                        $    (2.00)
                                                  ==========     =======                         ===========
   Pro forma basic and diluted                    $   (0.34)    $  (0.05)                        $     (1.25)
                                                  ==========     =======                         ===========
SHARES USED IN COMPUTING NET LOSS PER SHARE:
   Basic and diluted                                 77,448      100,000          10,800              88,248
                                                  ==========     =======       ============      ===========
   Pro forma basic and diluted                      130,291      100,000          10,800             141,091
                                                  ==========     =======       ============      ===========

   See notes to unaudited pro forma condensed combined financial information.

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

BASIS OF PRESENTATION

        The unaudited pro forma condensed combined statements of operations for the year ended December 31, 1999 and the nine months ended September 30, 2000 gives effect to the merger as if the transaction had occurred at the beginning of the period presented. The unaudited pro forma condensed combined balance sheet as of September 30, 2000 gives effect to the merger as if the transaction had occurred on September 30, 2000. The unaudited pro forma condensed combined financial information is based upon a preliminary calculation of the purchase price and a preliminary purchase price allocation. This unaudited information will change based upon the actual closing.

        Below is a table of the preliminary purchase price allocation, which reflects the total purchase price of $477,000,000 consisting of the 10,800,000 shares of Sonus common stock to be issued at closing, composed of the 9,600,000 shares issuable at the closing and the 1,200,000 indemnity escrow shares, which have been valued at $450,000,000, merger related fees and expenses of $11,000,000 and assumed liabilities of $16,000,000, in thousands:


Tangible assets acquired...............................    $ 13,000
Assembled workforce....................................       2,700
Acquired technology....................................       8,400
Customer lists.........................................      15,400
In-process research and development....................      40,000
Prepaid compensation related to unvested options.......      22,600
Goodwill...............................................     374,900
                                                           --------
TOTAL .................................................    $477,000
                                                           ========

PRO FORMA ADJUSTMENTS

        Adjustments to record amortization of intangibles in the unaudited pro forma condensed combined balance sheet and statements of operations, in thousands:


                                              Estimated
                                             useful life        Year ended           Nine months ended
                                              in years       December 31, 1999       September 30, 2000
                                            -------------  ---------------------   ----------------------
(A) Amortization of intangibles:
      Assembled workforce                         3            $   900                   $   675
      Acquired technology                         3              2,800                     2,100
      Customer lists                              3              5,133                     3,850
      Goodwill                                    4             93,725                    70,294
                                                             ------------              -----------
    Total                                                     $102,558                   $76,919
                                                             ============              ===========

                   (IN THOUSANDS EXCEPT PER SHARE DATA)



                                                                 Year ended            Nine months ended
                                                              December 31, 1999       September 30, 2000
                                                            --------------------    ----------------------
(B) Stock based compensation:                                    $61,320                   $45,990
    To record stock based compensation related to
    3,000,000 shares of Sonus common stock reserved
    for employee retention incentives based upon an
    estimated common stock price of $40.88 per share,
    for purposes of the unaudited pro forma information.
    These shares are issuable to employees of TTI in
    equal installments on each of October 31, 2002,
    November 30, 2002, January 31, 2003 and February
    28, 2003 who maintain employment each of such
    dates, and if TTI achieves certain business
    expansion and product development milestones.
    To record amortization of prepaid compensation                  6,896                     5,172
                                                                -----------                ----------
    Total                                                         $68,216                   $51,162
                                                                ===========                ==========

(C) To reverse TTI's merger related expenses                      $    --                   $  (150)
                                                                ===========                ==========
(D) To reverse tax provision related to TTI                       $  (336)                  $    --
                                                                ===========                ==========


                                                                                        At September 30,
                                                                                              2000
                                                                                       -----------------
(E) Preliminary allocation of purchase price:
      Assembled workforce                                                                  $   2,700
      Acquired technology                                                                      8,400
      Customer lists                                                                          15,400
      Goodwill                                                                               374,900
                                                                                       -----------------
    Total goodwill and intangible assets                                                   $ 401,400
                                                                                       =================
    Deferred compensation (prepaid compensation
    related to unvested options)                                                           $ (22,600)
                                                                                       =================
    Accumulated deficit (in process research and
    development charge)                                                                    $ (40,000)
                                                                                       =================
(F) Exchange of all outstanding stock of TTI
    in exchange for 10,800,000 shares of
    Sonus common stock:
      Sonus common stock                                                                   $      11
      Sonus capital in excess of par value                                                   449,932
      TTI redeemable common stock                                                            (31,752)
      TTI common stock                                                                            (1)
      TTI capital in excess of par value                                                      (7,742)
      TTI accumulated deficit                                                                 35,204
      TTI deferred compensation                                                                7,348

(G) Payment of merger related fees and expenses                                             $(11,000)
    Payment of note payable to bank                                                           (5,000)
                                                                                       -----------------
    Total change in cash                                                                    $(16,000)
                                                                                       =================


NET INCOME (LOSS) PER SHARE ON A PRO FORMA BASIS

        The unaudited basic and diluted net income (loss) per share is based on the weighted average number of Sonus unrestricted common shares outstanding prior to the merger plus the 10,800,000 shares of Sonus common stock issued upon the closing of the merger, composed of the 9,600,000 shares issuable at the closing and the 1,200,000 indemnity escrow shares as if they were issued on the first day of the period. The unaudited pro forma basic and diluted net income (loss) per share reflects the conversion of all outstanding shares of Sonus Series A, B, C and D redeemable convertible preferred stock into an aggregate of 96,957,222 shares of common stock upon the consummation of the Sonus IPO in May 2000, as if such conversion occurred at the date of original issuance. Options outstanding and the shares to be issued under the Sonus Retention Plan have not been included in the computation of the basic and diluted net income (loss) per share for the periods reported because their effect would not be dilutive.